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COLONIAL REALTY LIMITED PARTNERSHIP                                   EXHIBIT C
Ratio of Earnings to Fixed Charges
(all amounts in thousands)
June 30, 2000

(Excluding Preferred Dividends)
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                                                                          For the Six        For the Twelve       For the Twelve
                                                                         Months Ended         Months Ended         Months Ended
Description                                                                06/30/00             12/31/99             12/31/98
------------------------------------------------------------------------------------------------------------------------------------


Fixed Charges:
--------------
Interest expense                                                                $ 33,139             $ 57,211             $ 52,063
Capitalized interest                                                               5,476                8,664                3,727
Debt costs amortization                                                            1,744                1,450                  958
                                                                       ------------------   ----------------------------------------

Total Fixed Charges                                                             $ 40,359             $ 67,325             $ 56,748

Earnings Plus Fixed Charges:
----------------------------
Income before property sales and extraordinary items                 A          $ 26,597             $ 69,195             $ 64,915
Fixed Charges                                                                     40,359               67,325               56,748
                                                                       ------------------   ------------------   ------------------

Total                                                                           $ 66,956            $ 136,520            $ 121,663

Ratio of Earnings to Fixed Charges                                                  1.66                 2.03                 2.14
                                                                       ==================   ========================================


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                                                                        For the Twelve       For the Twelve        For the Twelve
                                                                         Months Ended         Months Ended          Months Ended
Description                                                                12/31/97             12/31/96              12/31/95
----------------------------------------------------------------------------------------------------------------------------------


Fixed Charges:
--------------
Interest expense                                                                $ 40,496             $ 24,584             $ 24,060
Capitalized interest                                                               4,145                3,745                  868
Debt costs amortization                                                              815                  707                2,446
                                                                       ------------------   ------------------    ----------------

Total Fixed Charges                                                             $ 45,456             $ 29,036             $ 27,374

Earnings Plus Fixed Charges:
----------------------------
Income before property sales and extraordinary items                            $ 43,128             $ 37,035             $ 24,436
Fixed Charges                                                                     45,456               29,036               27,374
                                                                       ------------------   ------------------    ----------------

Total                                                                           $ 88,584             $ 66,071             $ 51,810

Ratio of Earnings to Fixed Charges                                                  1.95                 2.28                 1.89
                                                                       ==================   ==================    ================

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A  Income before extraordinary items and minority interest less gain (plus loss)
   on sale of properties less capitalized interest.